Exhibit 99.2

CPG OpCo GP LLC

CPG OpCo GP LLC

SELECTED FINANCIAL DATA AND MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CPG OpCo GP LLC (“OpCo GP”) is a subsidiary of Columbia Pipeline Group, Inc. (“CPG”) formed in Delaware on December 5, 2007. Through the registration of CPG’s senior notes, OpCo GP, as a guarantor of the notes, must comply with the reporting requirements of Rule 3-10 of Regulation S-X. OpCo GP has not had any assets, liabilities, operations or cash flows since its formation date.
The formation transactions that occurred as part of the initial public offering of Columbia Pipeline Partners LP (“CPPL”) resulted in OpCo GP becoming the general partner of CPG OpCo LP (“Columbia OpCo”). Columbia OpCo owns substantially all of CPG’s natural gas transmission and storage assets. CPPL owns a 15.7% limited partner interest in Columbia OpCo. The remaining 84.3% limited partner interest in Columbia OpCo is owned by Columbia Energy Group (“CEG”), a 100% owned subsidiary of CPG.
Consolidation of Columbia OpCo
Under ASC 810, Columbia OpCo is determined to be a variable interest entity (“VIE”). Additionally, it is determined that OpCo GP is not the primary beneficiary of Columbia OpCo because OpCo GP lacks a direct economic interest in Columbia OpCo and the various related party LP interest holders were determined not to be so closely associated that they should be aggregated. As CPPL has a significant economic interest in Columbia OpCo and has the power to direct the activities of Columbia OpCo through that interest and its 100% ownership interest in OpCo GP, CPPL is determined to be the primary beneficiary of Columbia OpCo and consolidates Columbia OpCo in its financial statements.

CPG OpCo GP LLC
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of CPP GP LLC, and Sole Member of CPG OpCo GP LLC
Houston, Texas

We have audited the accompanying balance sheets of CPG OpCo GP LLC (the “Company”) at December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.
In our opinion, the balance sheets present fairly, in all material respects, the financial position of CPG OpCo GP LLC at December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Columbus, Ohio
February 22, 2016

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA (continued)

CPG OpCo GP LLC
BALANCE SHEETS

(in millions)	December 31, 2015	December 31, 2014

ASSETS
Total Assets	$—	$—

LIABILITIES AND EQUITY
Total Liabilities	$—	$—
Total Equity	—	—
Total Liabilities and Equity	$—	$—
The accompanying Notes to Financial Statements are an integral part of these statements.

CPG OpCo GP LLC
Notes to Financial Statements

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA (continued)

1.	Nature of Operations and Summary of Significant Accounting Policies
A.       Company Structure and Principles of Consolidation.    OpCo GP is a subsidiary of CPG formed in Delaware on December 5, 2007. Through the registration of CPG’s senior notes, OpCo GP, as a guarantor of the notes, must comply with the reporting requirements of Rule 3-10 of Regulation S-X. OpCo GP has not had any assets, liabilities, operations or cash flows since its formation date.
The formation transactions that occurred as part of the initial public offering of CPPL resulted in OpCo GP becoming the general partner of Columbia OpCo. Columbia OpCo owns substantially all of CPG’s natural gas transmission and storage assets. CPPL owns a 15.7% limited partner interest in Columbia OpCo. The remaining 84.3% limited partner interest in Columbia OpCo is owned by Columbia Energy Group CEG, a 100% owned subsidiary of CPG.
Consolidation of Columbia OpCo
Under ASC 810, Columbia OpCo is determined to be a variable interest entity (“VIE”). Additionally, it is determined that OpCo GP is not the primary beneficiary of Columbia OpCo because OpCo GP lacks a direct economic interest in Columbia OpCo and the various related party LP interest holders were determined not to be so closely associated that they should be aggregated. As CPPL has a significant economic interest in Columbia OpCo and has the power to direct the activities of Columbia OpCo through that interest and its 100% ownership interest in OpCo GP, CPPL is determined to be the primary beneficiary of Columbia OpCo and consolidates Columbia OpCo in its financial statements.

2.Other Commitments and Contingencies
A.Guarantees and Indemnities. OpCo GP entered into various agreements providing financial or performance assurance to third parties on behalf of the parent. Such agreements include guarantees and stand-by letters of credit. These agreements are entered into primarily to support or enhance the creditworthiness otherwise attributed to the parent on a stand-alone basis, thereby facilitating the extension of sufficient credit to accomplish the parent's intended commercial purposes. The total guarantees and indemnities in existence at December 31, 2015 and the years in which they expire were:

(in millions)	Total	2016	2017	2018	2019	2020	After
Guarantees of debt	$2,750.0	$—	$—	$500.0	$—	$750.0	$1,500.0
Lines and letters of credit	33.1	33.1	—	—	—	—	—
Other guarantees	$2,783.1	$33.1	$—	$500.0	$—	$750.0	$1,500.0

Guarantees of Debt. OpCo GP and Columbia OpCo (together with CEG, the "Guarantors") have guaranteed payment of $2,750.0 million in aggregated principal amount of CPG's senior notes. Each Guarantor is required to comply with covenants under the debt indenture and in the event of default the Guarantors would be obligated to pay the debt's principal and related interest. The Company does not anticipate that any of the guarantors will have any difficulty maintaining compliance.
The guarantees of any Guarantor may be released under certain circumstances. First, if CPG discharges or defeases its obligations with respect to any series of CPG’s senior notes, then any guarantee will be released with respect to that series. Second, if no event of default has occurred and is continuing under the indenture, a Guarantor will be automatically and unconditionally released and discharged from its guarantee (i) at any time after June 1, 2018, upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not CPG’s affiliate, of all of CPG’s direct or indirect limited partnership, limited liability or other equity interests in the Guarantor; (ii) upon the merger of a guarantor into CPG or any other Guarantor or the liquidation and dissolution of such Guarantor; or (iii) at any time after June 1, 2018, upon release of all guarantees or other obligations of the Guarantor with respect to any of CPG’s funded debt, except CPG’s senior notes.
Lines and Letters of Credit. CPPL maintains a $500.0 million senior revolving credit facility, of which $50.0 million is available for issuance of letters of credit. The purpose of the facility is to provide cash for general partnership purposes, including working capital, capital expenditures, and the funding of capital calls. OpCo GP, together with CPG, CEG and Columbia OpCo, have each fully guaranteed the CPPL credit facility. As of December 31, 2015, CPPL had $15.0 million in outstanding borrowings and no letters of credit under its revolving credit facility. CPG maintains a $1,500.0 million senior revolving credit facility, of which $250.0 million in letters of credit is available. CPG expects that $750.0 million of the facility will be utilized as credit support for

CPG OpCo GP LLC
Notes to Financial Statements

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA (continued)

CPPL and its subsidiaries and the remaining $750.0 million of the facility will be available for CPG’s general corporate purposes, including working capital. The revolving credit facility will provide liquidity support for CPG's $1,000.0 million commercial paper program. OpCo GP, together with CEG and Columbia OpCo, have each fully guaranteed the CPG credit facility. As of December 31, 2015, CPG had no borrowings outstanding and $18.1 million in letters of credit outstanding under its revolving credit facility.
CPG has established a commercial paper program (the “Program”) pursuant to which CPG may issue short-term promissory notes (the “Promissory Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Promissory Notes outstanding under the Program at any time not to exceed $1,000.0 million. OpCo GP, together with CEG and Columbia OpCo, have each agreed, jointly and severally, unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on the Promissory Notes. The net proceeds of issuances of the Promissory Notes are expected to be used for general corporate purposes. As of December 31, 2015, CPG had no Promissory Notes outstanding under the Program.